Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our reports dated March 13, 2015, relating to the consolidated financial statements of The E. W. Scripps Company and subsidiaries, and the effectiveness of The E. W. Scripps Company and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of The E. W. Scripps Company for the year ended December 31, 2014.
Form S-8:
333-27621
333-89824
333-125302
333-27623
333-40767
333-120185
333-151963
333-167089

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 13, 2015